UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2011 (March 24, 2011)

PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of David L. Mead as Interim President and Chief Executive Officer

As previously disclosed in the Current Report on Form 8-K of Peoples Bancorp Inc. (“Peoples”) filed on March 11, 2011 (the “March 11, 2011 Form 8-K”), in connection with Charles W. Sulerzyski becoming President and Chief Executive Officer of Peoples, David L. Mead, who currently serves as interim President and Chief Executive Officer of Peoples and its national bank subsidiary Peoples Bank, National Association (“Peoples Bank”), is to temporarily serve as a non-executive employee of Peoples to facilitate Mr. Sulerzyski’s transition.

In order to facilitate this transition, on March 24, 2011, Mr. Mead submitted his resignation as the interim President and Chief Executive Officer of each of Peoples and Peoples Bank as well as from all positions as an officer, Board of Directors committee member and management committee member of each of Peoples and Peoples Bank and their respective subsidiaries effective as of April 4, 2011.  At the meeting of the Peoples Board of Directors held on March 24, 2011, such resignations were approved on behalf of Peoples effective as of 12:01 a.m. on April 4, 2011.  Mr. Mead will continue to serve as a director of Peoples and Peoples Bank and, as disclosed below, was appointed to serve on the Executive Committee and the Risk Committee of the Peoples Board of Directors, effective April 4, 2011.

Election of Charles W. Sulerzyski as President and Chief Executive Officer of Peoples Bancorp Inc.

As previously disclosed in the March 11, 2011 Form 8-K, on March 4, 2011, the Board of Directors of Peoples appointed Charles W. Sulerzyski as President and Chief Executive Officer of Peoples, with Mr. Sulerzyski to assume those positions on April 4, 2011.  On March 24, 2011, in connection with Mr. Mead’s resignation as an officer of Peoples, effective April 4, 2011, as disclosed above, the Peoples Board of Directors appointed and elected Mr. Sulerzyski as President and Chief Executive Officer of Peoples to serve in such roles until his successor is duly elected and qualified or his earlier death, resignation or removal.

The information required to be disclosed under Item 5.02(c) of Form 8-K in respect of Mr. Sulerzyski’s appointment and election as President and Chief Executive Officer of Peoples was previously disclosed in “Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the March 11, 2011 Form 8-K and is incorporated herein by this reference.

Election of Charles W. Sulerzyski as a Director of Peoples Bancorp Inc.

Upon the recommendation of the Governance and Nominating Committee of Peoples’ Board of Directors, and in accordance with Section 2.02(C) of the Code of Regulations of Peoples, at the March 24, 2011 Board meeting, the Board fixed the number of directors of Peoples at ten, increasing the number of directors from nine, and elected Charles W. Sulerzyski to fill the vacancy created by the increase.  Mr. Sulerzyski was elected to the Board of Directors, effective April 4, 2011, as a director in the class whose terms continue until the 2012 Annual Meeting of Shareholders.  As an officer of Peoples, Mr. Sulerzyski will receive no additional compensation for his service on the Peoples Board of Directors.  The compensation which Mr. Sulerzyski will receive in his capacity as President and Chief Executive Officer of Peoples was previously disclosed in the March 11, 2011 Form 8-K.

Peoples has determined that neither Mr. Sulerzyski nor any of his immediate family members has had (or proposes to have) a direct or indirect transaction in which Peoples or any of Peoples’ subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K, excluding the employment relationship to be entered into between Mr. Sulerzyski and Peoples.

Committee Assignments

At the March 24, 2011 meeting, the Peoples Board of Directors realigned the members of the Executive Committee and the Risk Committee, in each case effective April 4, 2011:

Executive Committee
Charles W. Sulerzyski -- Chair
David L. Mead
Carl L. Baker, Jr.
George W. Broughton
Richard Ferguson
Paul T. Theisen
Thomas J. Wolf

Risk Committee
Carl L. Baker, Jr. -- Chair
George W. Broughton
Richard Ferguson
David L. Mead
T. Pat Sauber
Paul T. Theisen
Thomas J. Wolf

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Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                              PEOPLES BANCORP INC.

Dated:  April 1, 2011                                                                                                                                                  By:/s/ RHONDA L. MEARS
                                                                                                                                                                                      Rhonda L. Mears
                                                                      General Counsel and Corporate Secretary